UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2010

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2010, Schlumberger Limited, a company organized under the laws of the Netherlands Antilles (“Schlumberger”), Turnberry Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Schlumberger (“Merger Sub”), and Smith International, Inc., a Delaware corporation (“Smith”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into Smith, with Smith as the surviving entity, and Smith will become a wholly owned subsidiary of Schlumberger.

Under the terms of the Merger Agreement, each share of Smith common stock outstanding immediately prior to the effective time of the Merger will be exchanged for 0.6966 shares of Schlumberger common stock (the “Exchange Ratio”). At the effective time of the merger, each Smith restricted stock unit award will become fully vested (except for permitted grants between the date of the Merger Agreement and closing, which will not automatically vest) and be converted into the right to receive a number of shares of Schlumberger common stock based on the number of shares Smith common stock subject to such award and the Exchange Ratio (assuming, in the case of performance-based Smith restricted stock unit awards, the deemed attainment of the performance goals under the award at the target level). At the effective time of the Merger, all outstanding Smith stock options will become fully vested (except for permitted grants between the date of the Merger Agreement and closing, which will not automatically vest) and will be assumed by Schlumberger but will represent the right to acquire Schlumberger common stock, with corresponding adjustments to the number of shares and the exercise price based on the Exchange Ratio.

Completion of the Merger is subject to customary conditions, including: (1) approval by Smith’s stockholders; (2) regulatory approvals, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of approval of the European Commission under Council Regulation (EC) No. 139/2004 of 20 January 2004; (3) the effectiveness of a registration statement on Form S-4 that will be filed by Schlumberger for the issuance of its common stock in the Merger and the approval of the listing of these shares on the New York Stock Exchange; and (4) the delivery of customary opinions from counsel to Schlumberger and Smith that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

Schlumberger and Smith have made customary representations, warranties and covenants in the Merger Agreement. In addition, Smith has covenanted (1) to conduct its business in the ordinary course; (2) to hold a meeting of its stockholders to consider approval of the Merger Agreement and the transactions contemplated by the Merger Agreement; (3) subject to certain exceptions, for its board of directors to recommend approval by the stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement; (4) not to solicit proposals relating to alternative business combination transactions; and (5) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

The Merger Agreement contains provisions granting both Schlumberger and Smith rights to terminate the Merger Agreement under specified conditions, including (1) if the Merger is not completed by February 21, 2011 (unless extended by either party in accordance with the Merger Agreement to a date not later than May 31, 2011); (2) if Smith’s stockholders fail to approve the Merger Agreement; (3) in order for Smith to enter into a Superior Proposal (as defined in the Merger Agreement); (4) if Smith’s board of directors fails to recommend that Smith stockholders approve the Merger or changes its recommendation; or (5) if a final nonappealable governmental order has been issued prohibiting the Merger. In the event of a termination of the Merger Agreement under certain circumstances, Smith may be required to pay Schlumberger a termination fee of $340 million or either party may be required to reimburse the other party for its transaction expenses up to $10 million. In the event of a termination of the Merger Agreement under certain circumstances relating to antitrust or competition approvals, Schlumberger may be required to pay Smith a termination fee of $615 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Schlumberger or Smith. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Schlumberger or Smith. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Schlumberger’s or Smith’s public disclosures.

Item 8.01	Other Events.

On February 22, 2010, at 8:30 am (EST), Schlumberger and Smith conducted an investor conference call with respect to the Merger, the transcript of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Additional Information

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These documents will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of Smith at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.smith.com or www.SLB.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Smith or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Schlumberger’s directors and officers can be found in its preliminary proxy statement filed with the SEC on February 9, 2010, and information regarding Smith’s directors and officers can be found in its proxy statement filed with the SEC on April 13, 2009. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe our future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, the risk that we will not be able to retain key employees, expenses of the merger, and other risk factors that are discussed in Schlumberger’s Form 10-K for the fiscal year ended December 31, 2009, Smith’s Form 10-K for the fiscal year ended December 31, 2008 and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger among Schlumberger Limited, Turnberry Merger Sub Inc. and Smith International, Inc., dated February 21, 2010.

99.1	Transcript of February 22, 2010 Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild Chief Accounting Officer

Date: February 22, 2010

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